UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 25, 2006

Date of Report (Date of earliest event reported)

VIASYS Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26456	04-3505871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Millennium III, 227 Washington Street, Suite 200, Conshohocken, PA 19428

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(610) 862-0800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On January 25, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of VIASYS Healthcare Inc. (the “Company”) approved, subject to the ratification of the Company’s Chief Executive Officer, payments under the Company’s Management Incentive Program (the “MIP”) and restricted stock grants to certain executive officers of the Company (other than the Chief Executive Officer) for performance during the 2005 fiscal year. The Chief Executive Officer ratified such items on March 1, 2006. In addition, on January 25, 2006, the Board of Directors, upon recommendation of the Committee, approved payments under the MIP and restricted stock grants to the Chief Executive Officer for performance during the 2005 fiscal year. Certain items of compensation, including such grants, for the Company’s named executive officers (determined as of December 31, 2005) are set forth in the table below:

Name	2006 Base Salary($)	MIP Award($)(1)	Number of Shares of Common Stock Underlying Option Grants(2)	Number of Shares of Common Stock Underlying Restricted Stock Grants(3)
Randy Thurman, Chairman, President & Chief Executive Officer	$700,000.00	$1,000,000.00	65,000	26,000
Lori Cross, Executive Vice President and Group President, NeuroCare	$305,000.00	$100,365.00	7,500	6,000
Martin P. Galvan, Executive Vice President, Chief Financial Officer and Investor Relations	$320,000.00	$240,951.00	22,650	7,250
Giulio Perillo, Senior Vice President and Group President, Orthopedics	$275,000.00	$221,541.00	4,500	4,050
Edward Pulwer, Executive Vice President and Group President, Respiratory Care	$330,000.00	$207,246.00	7,500	6,000

(1)  MIP awards were determined based on payout factors defined by the 2005 performance triggers that were previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2005, as amended by Form 8-K/A filed with the Securities and Exchange Commission on March 17, 2005.

(2)  Stock options were granted on January 25, 2006 (the “Grant Date”) pursuant to the VIASYS Healthcare Inc. Equity Compensation Plan, as amended (the “Equity Compensation Plan”). The exercise price of the options is $27.65, the closing price of the Company’s common stock on the New York Stock Exchange on the Grant Date.

(3)  Restricted stock grants were made pursuant to the Equity Compensation Plan. The number of shares of Company common stock underlying the grants were determined based on the individual executive’s performance and the overall performance of the Company, each during the 2005 fiscal year.

In addition, on January 25, 2006, the Committee also approved the 2006 performance triggers under the MIP. The performance triggers define payout factors under the MIP according to meeting and/or exceeding certain objectives of the Company. The performance triggers approved included earnings per share at the Company level and operating income at the strategic business unit level. In accordance with the MIP, actual incentive payouts may range from 0% at below minimum performance, 100% (or one times bonus target) at target performance, and 200% (or two times bonus target) at or above maximum performance. In addition, the Board of Directors approved the 2006 individual performance objectives for the Company’s Chief Executive Officer, who in turn, approved 2006 individual performance objectives for each of the other four most highly paid executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS Healthcare Inc.

Date: March 1, 2006	By:	/s/ Martin P. Galvan
Name: Martin P. Galvan
		Title:	Executive Vice President, Chief Financial Officer and Investor Relations